EX-99 B. 4(xii)

                            [METLIFE INVESTORS LOGO]
                   First MetLife Investors Insurance Company

                               One Madison Avenue
                            New York, New York 10010


UNISEX ANNUITY RATES RIDER

This Rider forms a part of the Contract to which it is attached for use in connection with a retirement plan which receives favorable income tax treatment under Sections 401, 403 or 408 of the Internal Revenue Code, or where required by state law. In the case of a conflict with any provision in the Contract, the provisions of this Rider will control. We may further amend the Contract from time to time to meet any requirements applicable to such plans or laws. The effective date of this Rider is the Issue Date shown on the Contract Schedule. The provisions of the Contract are modified as follows:

1.   Deleting any reference to sex;

2. The Contract is further modified by substituting the attached Annuity Rate Tables for the corresponding Annuity Rate Tables in the Tables section of the Contract.

First MetLife Investors Insurance Company has caused this Rider to be signed by its President and Secretary.


  /S/ signature                           /S/ signature
  ----------------------- Secretary       --------------------- President

                FIXED ANNUITY TABLES AND VARIABLE ANNUITY TABLES

                         AMOUNT OF FIRST MONTHLY PAYMENT
                           PER $1000 OF CONTRACT VALUE

                                 ANNUITANT ONLY

Option 1: Life Annuity                  Option 2: Life Annuity with 10 Years of
                                        Annuity Payments Guaranteed

----------------------                  ---------------------------------------
Attained Age                            Attained Age
of Annuitant   Unisex                   of Annuitant   Unisex
----------------------                  ---------------------------------------

   55           3.81                         55         3.79
   60           4.12                         60         4.09
   65           4.53                         65         4.48
   70           5.09                         70         4.99
   75           5.87                         75         5.64
   80           6.96                         80         6.46
   85           8.54                         85         7.40

Option 3: Joint and Last Survivor Life Annuity

                            Age of Joint Annuitant - Unisex

----------------------------------------------------------------------
Attained Age           10 Years    5 Years   Same   5 Years   10 Years
of Annuitant Unisex    Younger     Younger   Age    Older      Older
----------------------------------------------------------------------

        55               3.23       3.34     3.44     3.53     3.61
        60               3.40       3.53     3.66     3.78     3.88
        65               3.61       3.78     3.95     4.11     4.25
        70               3.88       4.11     4.34     4.56     4.74
        75               4.25       4.56     4.87     5.17     5.42
        80               4.74       5.17     5.62     6.03     6.38
        85               5.42       6.03     6.68     7.27     7.75

Option 4: Joint and Last Survivor Annuity with 10 Years of Annuity Payments Guaranteed

                               Age of Joint Annuitant - Unisex

----------------------------------------------------------------------
Attained Age            10 Years   5 Years   Same   5 Years   10 Years
of Annuitant - Unisex   Younger    Younger   Age    Older      Older
----------------------------------------------------------------------

       55                 3.23       3.34    3.44     3.53     3.61
       60                 3.40       3.53    3.66     3.78     3.88
       65                 3.61       3.78    3.95     4.11     4.24
       70                 3.88       4.11    4.34     4.55     4.72
       75                 4.24       4.55    4.86     5.14     5.37
       80                 4.72       5.14    5.56     5.93     6.20
       85                 5.37       5.93    6.48     6.92     7.19

Monthly installments for ages not shown will be furnished on request.